UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 31, 2008
(Date of Earliest Event Reported)
West Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-21771	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)
11808 Miracle Hills Drive, Omaha, Nebraska 68154
(Address of principal executive offices)
Registrant’s telephone number, including area code: (402) 963-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 31, 2008, West Corporation entered into an employment agreement with each of Thomas B. Barker, Nancee R. Berger, Paul M. Mendlik and Steven M. Stangl, and Intercall, Inc., a wholly-owned subsidiary of West Corporation, entered into an employment agreement with Joseph S. Etzler. Each such employment agreement is referred to herein as an “Employment Agreement,” and each of Mr. Barker, Ms. Berger, Mr. Mendlik, Mr. Stangl and Mr. Etzler is referred to herein as an “Executive.” West Corporation and Intercall, Inc. are referred to herein interchangeably as the “Company.” Except for the compensation information contained in Exhibit A to each Executive’s previous employment agreement, each Employment Agreement replaces any prior employment agreement between the Company and each Executive. Except as noted below, each Employment Agreement contains substantially the same material terms as the other Employment Agreements.
Compensation
Pursuant to each Employment Agreement, each Executive will continue to receive his or her current base compensation and discretionary bonus compensation as determined by Exhibit A to that Executive’s previous employment agreement (or such larger amounts as the Company’s Board of Directors may determine from time to time). Each Executive’s current base compensation and the method by which each Executive’s discretionary bonus compensation for 2008 is calculated are as follows:
          Thomas Barker. Mr. Barker’s base compensation is $900,000. He is also eligible to receive a performance bonus based on EBITDA growth for West Corporation in 2008. As used herein, “EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, minority interest and share based compensation. EBITDA for each quarter will be compared to the same quarter in the previous year. Each $1,000,000 increase will result in a $25,000 bonus. 75% of the quarterly bonus earned will be paid within thirty (30) days from the end of the quarter. 100% of the total bonus earned will be paid within thirty (30) days of the final determination of 2008 EBITDA. If EBITDA exceeds $633,000,000 for the year 2008, Mr. Barker will be eligible to receive $31,250 for every $1,000,000 of Adjusted EBITDA above that threshold. At the discretion of management, Mr. Barker may receive an additional bonus based on the Company’s and his individual performance.
          Nancee Berger. Ms. Berger’s base compensation is $600,000. She is also eligible to receive a performance bonus based on EBITDA growth for West Corporation in 2008. EBITDA for each quarter will be compared to the same quarter in the previous year. Each $1,000,000 increase will result in a $14,285 bonus. 75% of the quarterly bonus earned will be paid within thirty (30) days from the end of the quarter. 100% of the total bonus earned will be paid within thirty (30) days of the final determination of 2008 EBITDA. If EBITDA exceeds $633,000,000 for the year 2008, Ms. Berger will be eligible to receive $17,857 for every $1,000,000 of Adjusted EBITDA above that threshold. At the discretion of management, Ms. Berger may receive an additional bonus based on the Company’s and her individual performance.
          Joseph Etzler. Mr. Etzler’s base compensation is $475,000. Mr. Etzler is also eligible to receive a bonus based upon the performance of Intercall, Inc. in 2008 (the “Intercall Profitability Bonus”) which is determined using the following formula: The target Intercall Profitability Bonus is set at $350,000. Each cumulative quarter’s net operating income before corporate allocations not including amortization for Intercall, Inc. (“Plan Year Intercall NOI”) is compared to the cumulative budgeted net operating income before corporate allocations for Intercall, Inc. for the same period (“Intercall NOI Budget”). The percentage by which the cumulative Plan Year Intercall NOI exceeds or is less than the cumulative Intercall NOI Budget is the “Intercall Profit Variance Percentage.” Each quarter’s cumulative revenue for Intercall, Inc. (“Plan Year Intercall Revenue”) is compared to the cumulative budgeted revenue for Intercall, Inc. for the same period (“Intercall Revenue Budget”). The percentage by which the cumulative Plan Year Intercall Revenue exceeds or is less than the cumulative Intercall Revenue Budget is the “Intercall Revenue Variance Percentage.” The sum of one hundred percentage points (100%), plus the product of (i) the average of the Intercall Profit Variance Percentage and the Intercall Revenue Variance Percentage, multiplied by (ii) three (3), is the “Intercall Bonus Factor.” The product of the Intercall Bonus Factor and the target Intercall Profitability Bonus, less any amounts paid to Mr. Etzler for prior Intercall Profitability Bonuses during the Plan Year, are paid in the month following each quarter end. In no event may the Intercall Profitability Bonus exceed $550,000. Mr. Etzler is also eligible to receive an additional one-time bonus of $100,000 if West Corporation achieves its 2008 EBITDA objective. All of Mr. Etzler’s bonus calculations will be based upon the Company’s operations and will not include profit and income derived from mergers, acquisitions, joint ventures, stock buybacks, other non-operating income or loss, or financing changes associated with such events unless specifically and individually approved by West Corporation’s Compensation Committee.
          Paul Mendlik. Mr. Mendlik’s base compensation is $450,000. He is also eligible to receive a performance bonus based on EBITDA growth for West Corporation in 2008. EBITDA for each quarter will be compared to the same quarter in the previous year. Each $1,000,000 increase will result in a $6,428 bonus. 75% of the quarterly bonus earned will be paid within thirty (30) days from the end of the quarter. 100% of the total bonus earned will be paid within thirty (30) days of the final determination of 2008 EBITDA. If EBITDA exceeds $633,000,000 for the year 2008, Mr. Mendlik will be eligible to receive $8,035 for every $1,000,000 of Adjusted EBITDA above that threshold. At the discretion of management, Mr. Mendlik may receive an additional bonus based on the Company’s and his individual performance.
          Steven Stangl. Mr. Stangl’s base compensation is $450,000. Mr. Stangl will also receive a bonus based on Communication Services Net Operating Income before Corporate Allocations and Before Amortization at the rate outlined below.

Net Operating Income
Before Corporate Allocations
and Before Amortization	Rate
$0 - $205,000,000	0.18%

Over $205,000,000	2.0%
The bonus will be paid quarterly and trued up annually. 75% of the quarterly bonus is paid within thirty (30) days from the end of the quarter. 100% of the total bonus earned will be paid no later than February 28, 2009. Mr. Stangl is also eligible to receive an additional one-time bonus of $100,000 if West Corporation achieves its 2008 EBITDA objective. At the discretion of management, Mr. Stangl may receive an additional bonus based on the Company’s and his individual performance.
Each Executive will also be reimbursed for relocation expenses (if applicable) and will receive other employment benefits commensurate with that Executive’s position in the Company and geographical location.
Except as otherwise indicated above, all compensation objectives are based upon West Corporation operations and do not include results derived from mergers or acquisitions unless specifically and individually approved by West Corporation’s Compensation Committee.
Term and Termination
The term of each Employment Agreement commenced on January 1, 2009 and continues indefinitely until terminated pursuant to its terms. Each Employment Agreement terminates immediately upon the death of the Executive and may otherwise be terminated voluntarily by either party at any time.
In the event that an Employment Agreement is terminated, the relevant Executive is entitled to severance payments determined by the nature of the termination. If the Company terminates an Employment Agreement for Cause (as defined in each Employment Agreement), the Executive is entitled only to the obligations already accrued under his or her Employment Agreement (any such obligations are referred to herein as “Accrued Obligations”). If an Executive terminates his or her Employment Agreement without Good Reason (as defined in each Employment Agreement), the Executive is entitled to receive any Accrued Obligations and, if the Executive is providing consulting services (as described below) to the Company, an amount equal to two times that Executive’s base salary payable in equal installments for the two-year period beginning on the date of the termination. If the Company terminates an Employment Agreement without Cause or if an Executive terminates his or her Employment Agreement for Good Reason, the Executive is entitled to receive any Accrued Obligations, an amount equal to two times that Executive’s base compensation payable in equal installments for the two-year period beginning on the date of the termination and, if the Executive is providing consulting services to the Company, an amount equal to the projected annual bonus payable to that Executive as of the date of the termination payable in equal installments for the two-year period beginning on the date of the termination. In any case where the Company’s obligation to make severance payments to an Executive is conditioned on that Executive’s provision of consulting services to the Company, that obligation terminates immediately in the event that the Executive ceases to provide such consulting services within the two-year period beginning on the date of the termination.
Consulting Services
If the Company terminates an Employment Agreement without Cause or if an Executive terminates his or her Employment Agreement with or without Good Reason, the Company will retain the Executive as a consultant for a period of two years from the date of the termination (the “Consulting Period”). During the Consulting Period, the Executive will receive compensation from the Company as described above and will remain covered under all medical, dental, vision, flexible spending account and executive assistance plans or programs available to actively employed executives of the Company. The Executive may terminate his or her consulting obligations to the Company at any time during the Consulting Period. In the event that an Executive chooses to engage in Other Employment (as defined in the Employment Agreement), the Consulting Period and the related obligations of the Company and the Executive are immediately terminated.
Restrictive Covenants
Pursuant to each Employment Agreement, each Executive is subject to restrictive covenants related to the protection of confidential information, non-competition, inventions and discoveries, and the diversion of Company employees (except for Mr. Etzler, who is not subject to a restrictive covenant related to the diversion of Company employees). An Executive’s breach of any of the restrictive covenants contained in an Employment Agreement entitles the Company to injunctive relief and the return of any severance payments (excluding Accrued Obligations) in addition to any other remedies to which the Company may be entitled.
The foregoing description is qualified in its entirety by reference to each of the Employment Agreements and the applicable Exhibits A, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, between West Corporation and Thomas B. Barker, dated December 31, 2008.

10.2	Employment Agreement, between West Corporation and Nancee R. Berger, dated December 31, 2008.

10.3	Employment Agreement, between Intercall, Inc. and Joseph S. Etzler, dated December 31, 2008.

10.4	Employment Agreement, between West Corporation and Paul M. Mendlik, dated December 31, 2008.

10.5	Employment Agreement, between West Corporation and Steven M. Stangl, dated December 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION
Dated: January 7, 2009	By:	/s/ Paul M. Mendlik
Paul M. Mendlik
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, between West Corporation and Thomas B. Barker, dated December 31, 2008.

10.2	Employment Agreement, between West Corporation and Nancee R. Berger, dated December 31, 2008.

10.3	Employment Agreement, between Intercall, Inc. and Joseph S. Etzler, dated December 31, 2008.

10.4	Employment Agreement, between West Corporation and Paul M. Mendlik, dated December 31, 2008.

10.5	Employment Agreement, between West Corporation and Steven M. Stangl, dated December 31, 2008.